Exhibit 99.1

AITX's RAD Calls for Clear Boundaries in the Age of AI-Powered Security

As Nationwide Debate Grows Over Networked Surveillance, RAD Defines Its Approach to Purpose-Driven Physical AI Security

Detroit, Michigan - September 15, 2026 - Artificial Intelligence Technology Solutions, Inc. (OTCID: AITX), together with its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD), today called for clearer guardrails governing how data generated by AI-powered security and license plate recognition systems is accessed, shared and used, as the global security industry gathers in Atlanta for GSX 2026 and national debate intensifies around networked surveillance technologies. RAD believes Physical AI Security can deliver substantial safety and operational benefits while maintaining defined boundaries around the collection, control and distribution of security data.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
Security Should
Have Boundaries.
Physical Security vs. Persistent Surveillance

Artist's depiction illustrating RAD's position that Physical AI Security should protect defined locations without evolving into persistent public surveillance.

The national debate has intensified around Flock Safety, whose network of automated license plate readers has drawn growing scrutiny over privacy, data access and the potential misuse of searchable vehicle-location information. Recent media reporting has documented cases in which law enforcement personnel improperly used license plate reader systems for personal purposes. RAD recognizes and applauds Flock's efforts to respond with additional safeguards and oversight measures. The broader issue, however, extends beyond any single company. As security technologies become more capable, clear and enforceable policies are needed to govern how sensitive data can be accessed, shared and used, with those controls evolving alongside both the technology and the risks of misuse.

"Security should have boundaries, and those boundaries need to apply to the data as much as the technology," said Steve Reinharz, CEO, CTO and founder of AITX and RAD. "Flock is not the problem. In fact, I give them credit for responding to reported misuse with additional controls. Technology evolves, threats evolve, and safeguards have to evolve with them. But technology companies should not be left to define the limits of public surveillance on their own. Government agencies, policymakers and the communities they serve need to establish clear rules around who can access this data, how it can be shared and how it may be used."

RAD's approach reflects those principles in practice. RAD devices support license plate recognition for defined customer security applications, with data maintained in customer-specific environments rather than pooled into a broader RAD-operated surveillance network or distributed to unrelated third parties. RAD does not employ facial recognition in its current deployed device and software platforms, reflecting the Company's approach to privacy and customer trust. The Company has also successfully completed a SOC 2 Type 2 audit, validating its operations and internal controls against rigorous standards for data protection and security.

Reinharz serves on the Board of Directors of the Security Industry Association (SIA) and is a frequent industry speaker, with appearances including SIA GovSummit, GSX and ASIS Europe. Later today at GSX 2026, Reinharz and RAD's Darlnita Derico will present "Operator 2.0: Staffing and Skills for AI-Orchestrated Security Operations" at 2:45 p.m. ET in room B306, examining how the security operator's role changes as AI assumes first-pass detection and engagement, and how staffing, escalation and performance measurement can evolve around that shift. Technologies developed under Reinharz's leadership have also earned multiple SIA New Product Showcase recognitions, including the 2025 Judges' Choice Award for SARA.

Reinharz is available to members of the media seeking perspective on the evolving physical security landscape, including the growing role of AI, the appropriate use of license plate recognition and other security data, and the need for clear guardrails around how that information is accessed, shared and used.

Security leaders attending GSX 2026 are invited to visit RAD in the Circadian Risk booth #1747 to see SARA Assess in operation and meet with RAD team members on site. Attendees who would like to arrange time with the RAD team during the show can request a meeting.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the Company's and RAD's approach to Physical AI Security; the intended design, development, deployment and use of RAD technologies; the anticipated role of artificial intelligence in physical security operations; the Company's expectations regarding customer, industry and market adoption of AI-driven security technologies; the expected participation of Company personnel at GSX 2026 and related presentations and demonstrations; and the potential evolution of industry practices, privacy expectations, regulatory requirements and standards affecting AI-enabled physical security systems.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that RAD technologies do not perform as expected in all environments or use cases; the risk that customer, channel partner or industry adoption of AI-driven security solutions is slower or more limited than anticipated; the risk that customer requirements, operational conditions, privacy expectations or market demand differ from management's expectations; the risk that laws, regulations, industry standards or governmental policies concerning artificial intelligence, video surveillance, license plate recognition, data collection, data retention, privacy or related technologies change in ways that affect the development, deployment, functionality or commercial acceptance of the Company's solutions; the risk that third-party platforms, systems, integrations or customer configurations affect the operation or availability of RAD technologies; the risk that planned presentations, demonstrations or other activities at GSX 2026 are changed, delayed or cancelled; the Company's history of losses, negative working capital and stockholders' deficit, and the substantial doubt regarding its ability to continue as a going concern; the Company's dependence on variable-price equity and debt financing and the resulting dilution to stockholders; the Company's ability to fund its operations, product development and commercial expansion; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Statements in this release concerning the appropriate role, design or boundaries of Physical AI Security, including statements attributed to Company officers, reflect management's present beliefs and opinions and should not be interpreted as guarantees regarding the operation, configuration, use or data practices of any particular deployment.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The Company does not qualify for the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/